SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 20, 2000


                          Net/Tech International, Inc.
              -----------------------------------------------------
              (Exact name of registrant as specified in is charter)


      Delaware                                            22-3038309
   --------------                                         ----------
  (State or other                                      (I.R.S. Employer
  jurisdiction of                                     Identification No.)
   incorporation)

            1 WEST FRONT STREET, SUITE 30, RED BANK, NEW JERSEY 07701
               (Address of principal executive offices) (Zip Code)


                    Issuer's telephone number: (732) 345-1100

                                    N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                                    FORM 8-K

            ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

In anticipation of the coming merger with ROI Corporation, a Georgia Corporation, located at Westside Center, 101 Emma Lane, Woodstock, Georgia, 30189, and the further expansion of the business, Net/Tech International, Inc. (Company) decided it needed a larger accounting firm with greater resources. As such, Mirsky, Furst & Associates, P. A., (principal accountant), 201 Main Street, Fort Lee, New Jersey, 07024, was dismissed as the Company's certifying accountant on March 20, 2000.

Mirsky, Furst & Associates had conducted the audits for the previous two 10KSB Annual Reports.

The principal accountant's reports on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion. The principal accountant's reports were not modified as to uncertainty, audit scope, or accounting principles.

The Company's decision to change principal accountants was recommended and approved by the board of directors.

The Company had no disagreement with Mirsky, Furst & Associates, P. A. with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing principles or practices, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports.

At the annual meeting, held at the Company's corporate offices on March 20, 2000, the Company's shareholders ratified the Board's recommendation that BDO Seidman, LLP, 285 Peachtree Center Avenue, Suite 800, Atlanta, Georgia, 30303, become the Company's certifying accountant.

/s/ Glenn Cohen
President Net/Tech International, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Net/Tech International, Inc.

Dated:  April 14, 2000                 By: /s/ Glenn Cohen
                                           ----------------------
                                           President and Chief Executive Officer